SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


              First Citizens Bancorporation of South Carolina, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         FIRST CITIZENS BANCORPORATION
                            OF SOUTH CAROLINA, INC.

                               1230 Main Street
                              Post Office Box 29
                        Columbia, South Carolina 29202

                  ------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  ------------------------------------------
                           To Be Held April 28, 1999


     NOTICE is hereby given that the Annual Meeting of Shareholders of First Citizens Bancorporation of South Carolina, Inc. will be held in the Board Room on the third floor of the First Citizens Banking Center of First-Citizens Bank and Trust Company of South Carolina, at 1314 Park Street, Columbia, South Carolina, on Wednesday, April 28, 1999, at 2:30 p.m., for the following purposes:

   1. To consider a proposal to fix the number of directors to be elected at 16;

   2.  To elect 16 directors for a term of one year; and,

   3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 12, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE THE PRESENCE OF A QUORUM, ALL SHAREHOLDERS, EVEN THOUGH THEY PLAN TO ATTEND, ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT AND VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                                    By Order of the Board of Directors


                                    /s/ E. W. WELLS



                                    E. W. Wells, Secretary

     March 22, 1999

                         FIRST CITIZENS BANCORPORATION
                            OF SOUTH CAROLINA, INC.

                               1230 Main Street
                              Post Office Box 29
                        Columbia, South Carolina 29202
                            ----------------------
                                PROXY STATEMENT
                            ----------------------
                        Annual Meeting of Shareholders
                           To Be Held April 28, 1999



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Citizens Bancorporation of South Carolina, Inc. ("Bancorp") for use at the Annual Meeting of Shareholders to be held in the Board Room on the third floor of the First Citizens Banking Center of First-Citizens Bank and Trust Company of South Carolina (the "Bank"), at 1314 Park Street, Columbia, South Carolina, on Wednesday, April 28, 1999, at 2:30 p.m., or any adjournments thereof. This Proxy Statement is first being mailed to shareholders on or about March 22, 1999.

     The persons named in the proxy to represent shareholders at the Annual Meeting are: E. Hite Miller, Sr., Jim B. Apple, and E. W. Wells. Any shareholder who executes the form of proxy accompanying this Proxy Statement has the right to revoke it at any time before it is exercised by delivering, directly or by mail, to E. W. Wells, Secretary of Bancorp, at Post Office Box 29, 1230 Main Street, Columbia, South Carolina 29202, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and asserting the right to vote in person. Proxies in the accompanying form, properly executed, duly returned to Bancorp management and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given, the proxy will be voted FOR fixing the number of directors to be elected at 16 and FOR the election, as directors, of each of the nominees named herein. On such other business as may properly come before the meeting, the proxyholders will be authorized to vote in accordance with their best judgment. In the event any nominee named herein becomes unable or unwilling to serve as a director for any reason, the proxies may be voted in favor of such substitute nominee, if any, as may be designated by Bancorp's Board of Directors.

     In addition to solicitation by mail, proxies may be solicited without additional compensation by Bancorp's directors and officers and by regular employees of the Bank, the principal subsidiary of Bancorp, by personal interview, telephone or telegraph. Bancorp will bear the expenses of such solicitation.


                               VOTING SECURITIES

     As of March 12, 1999, Bancorp had issued and outstanding 950,373 shares of voting stock consisting of: (a) 882,766 shares of $5 par value common stock;
(b) 52,336 shares of $50 par value preferred stock, which includes 8,305 shares of Series A, 11,810 shares of Series B, and 32,221 shares of Series F; (c) 6,794 shares of $20 par value preferred stock, Series C; and, (d) 8,477 shares of no par value preferred stock, Series G. Under applicable South Carolina law, shares of Series A, Series B, and Series F are considered to constitute a single class of preferred stock ("$50 par preferred stock"); shares of Series C are considered to constitute a separate class of preferred stock ("$20 par preferred stock"); and shares of Series G are considered to constitute a separate class of preferred stock ("no par preferred stock"). Each outstanding share of such common and preferred stock is entitled to one vote, without distinction as to class or series, unless class voting of such shares is required by law. Class voting rights do not apply to either of the proposals to be considered at the Annual Meeting.


                    RECORD DATE; VOTE REQUIRED FOR APPROVAL

     Only shareholders of record on March 12, 1999, will be eligible to receive notice of and to vote at the Annual Meeting.

     For Proposal 1 to be approved, the votes cast favoring the Proposal must exceed the votes cast against the Proposal. In the election of directors, the 16 nominees receiving the highest number of votes shall be elected as directors, and each share will be entitled to one vote for each director to be elected. However, any shareholder will be entitled to cumulate his or her votes by giving one candidate a number of votes equal to the number of directors to be elected and for whose election such shareholder has a right to vote multiplied by the number of such shareholder's shares, or by distributing such votes on the same principle among any number of such candidates. A shareholder who intends to cumulate his votes shall either (i) give written notice of his intention to the President or other officer of the corporation not less than 48 hours before the time fixed for the meeting, which notice must be announced in the meeting before the voting, or (ii) announce his intention in the meeting before the voting for directors commences; and all shareholders entitled to vote at the meeting shall, without further notice, be entitled to cumulate their votes. If cumulative voting is to be used, persons presiding may (or if requested by any shareholder, shall) recess the meeting for a reasonable time to allow deliberation by shareholders, not to exceed two hours. Included in this solicitation of proxies is the discretionary authority to the named proxyholders to vote cumulatively and, in the event of cumulative voting, proxyholders named by Bancorp or their appointed substitutes may, at their discretion, distribute their votes equally or unequally among the nominees set forth in this Proxy Statement and in a manner which would tend to elect the greatest number of such nominees (or any substitutes therefor) as the number of votes cast by them would permit.

     Abstentions and broker non-votes will have no effect in the voting at the Annual Meeting.


                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     As of March 12, 1999, the following shareholders owned beneficially in excess of 5% of a class of Bancorp's outstanding voting securities:



                                                            Amount and
                                                            Nature of
Title                       Name and Address                Beneficial        Percentage     Percentage of
of Class                    of Beneficial Owner             Ownership*        of Class**     Eligible Votes**
-------------------------   -----------------------------   ---------------   ------------   -----------------
  Common                    George H. Broadrick (1)           87,705(2)            9.94%            9.23%
                            Charlotte, NC
                            Frank B. Holding (1)             344,475(3)           39.02%           36.25%
                            Smithfield, NC
                            Lewis R. Holding                 183,209(4)           20.75%           19.28%
                            Lyford Cay, Bahamas
  $50 Par Preferred         Pearl S. Arant                     3,504               6.70%             .37%
                            Pageland, SC
                            Gladys W. Griggs                   4,630               8.85%             .49%
                            Pageland, SC
                            Frank B. Holding (1)               3,556(5)            6.79%             .37%
                            Smithfield, NC
                            E. W. Wells                        3,645               6.96%             .38%
                            Columbia, SC
  $20 Par Preferred         Carolina Bonded Storage Co.          462               6.80%             .05%
                            Columbia, SC
                            Jay C. Case                          535               7.87%             .06%
                            Columbia, SC
                            Frank B. Holding (1)               2,268(5)           33.38%             .24%
                            Smithfield, NC
                            E. W. Wells                          628               9.24%             .07%
                            Columbia, SC
  No Par Preferred          Peter M. Bristow                   1,257(6)           14.83%             .13%
                            Columbia, SC
                            Frank B. Holding (1)               6,107(7)           72.04%             .64%
                            Smithfield, NC

---------
 * Except as otherwise noted, to the best knowledge of Bancorp's management, each named individual or entity exercises sole voting and investment power with respect to all shares shown as beneficially owned.

** "Percentage of Class" reflects the percentage of the total number of outstanding shares of each class of stock that is represented by the number of shares listed. "Percentage of Eligible Votes" reflects the percentage of the total number of votes entitled to be cast by all shares of Bancorp's outstanding voting stock represented by the number of shares listed.

(1) A director of Bancorp.

(2) Includes an aggregate of 51,545 shares held by certain trusts of which Mr. Broadrick serves as trustee with sole voting and investment power (25,522 of which shares also are included in the beneficial ownership shown for Carmen P. Holding in the section of this proxy statement entitled "OWNERSHIP OF SECURITIES BY MANAGEMENT"). Also includes 36,042 shares held by a certain corporation, which shares, for beneficial ownership purposes, may be deemed to be controlled by him and as to which shares he may be deemed to exercise shared voting and investment power (which shares also are included in the shares shown as beneficially owned by Lewis R. Holding and Frank B. Holding).

(3) Includes an aggregate of 56,101 shares held by certain corporations and other entities which, for beneficial ownership purposes, may be deemed to be controlled by Mr. Holding, and as to which shares he may be deemed to exercise shared voting and investment power. Also includes an aggregate of 140,155 shares held by or in trust for Mr. Holding's spouse, adult children and their spouses, as to which shares he disclaims beneficial ownership. Of the aggregate number of shares shown as beneficially owned by Mr. Holding, 46,980 shares also are included in the shares shown as beneficially owned by Lewis R. Holding, of which 36,042 shares also are shown as beneficially owned by George H. Broadrick, and 8,076 shares also are shown as beneficially owned by E. Hite Miller, Sr. in the section of this proxy statement entitled "OWNERSHIP OF SECURITIES BY MANAGEMENT."

(4) Includes 81,980 shares held by certain corporations and other entities which, for beneficial ownership purposes, may be deemed to be controlled by Mr. Holding, and as to which shares he may be deemed to exercise shared voting and investment power. Also includes an aggregate of 8,945 shares held by Mr. Holding's spouse and adult daughter, as to which shares he disclaims beneficial ownership. Of the aggregate number of shares shown as beneficially owned by Mr. Holding, 46,980 shares also are included in the shares shown as beneficially owned by Frank B. Holding, and 36,042 shares also are shown as beneficially owned by George H. Broadrick.

(5) Mr. Holding disclaims beneficial ownership of these shares, which are held by his spouse and adult children.

(6) Includes 200 shares held by Mr. Bristow's spouse, as to which shares he disclaims beneficial ownership (all shares included in Mr. Bristow's beneficial ownership also are shown as beneficially owned, and disclaimed, by Frank B. Holding).

(7) Mr. Holding disclaims beneficial ownership of these shares which are held by his adult children, individually or as trustee (1,257 of such shares also are shown as beneficially owned by Peter M. Bristow).

                     OWNERSHIP OF SECURITIES BY MANAGEMENT

     As of March 12, 1999, the beneficial ownership of Bancorp's outstanding voting and non-voting securities by its directors, certain executive officers named below in the Summary Compensation Table, and by all directors and executive officers of Bancorp and the Bank as a group, was as follows:



                                                                            Amount and
                                                                            Nature of                        Percentage of
                                                                            Beneficial        Percentage       Eligible
Title of Class                 Name of Beneficial Owner                     Ownership*       of Class **       Votes **
----------------------------   --------------------------------------   -----------------   -------------   --------------
Common                         Jim B. Apple                                      326              .04%             .03%
                               Richard W. Blackmon                               110              .01%             .01%
                               George H. Broadrick                            87,705(1)          9.94%            9.23%
                               Charles D. Cook                                    24              .00%             .00%
                               Laurens W. Floyd                                  452(2)           .05%             .05%
                               William E. Hancock III                          3,820(3)           .43%             .40%
                               Robert B. Haynes                               38,138(4)          4.32%            4.01%
                               Wycliffe E. Haynes                             38,243(5)          4.33%            4.02%
                               Lewis M. Henderson                                  5              .00%             .00%
                               Carmen P. Holding                              25,622(6)          2.90%            2.70%
                               Frank B. Holding                              344,475(7)         39.02%           36.25%
                               Charles S. McLaurin III                           114              .01%             .01%
                               E. Hite Miller, Sr.                             8,306(8)           .94%             .87%
                               N. Welch Morrisette, Jr.                          118              .01%             .01%
                               E. Perry Palmer                                   800              .09%             .08%
                               William E. Sellars                             38,198(9)          4.33%            4.02%
                               Henry F. Sherrill                               2,596              .29%             .27%
Non-Voting Common(10)          Frank B. Holding                               18,806(11)        51.65%              --
$50 Par Preferred              Frank B. Holding                                3,556(7)          6.79%             .37%
                               Dan H. Jordan                                     367              .70%             .04%
$20 Par Preferred              Jay C. Case                                       535             7.87%             .06%
                               Frank B. Holding                                2,268(7)         33.38%             .24%
No Par Preferred               Frank B. Holding                                6,107(7)         72.04%             .64%
Non-Voting Preferred (10)      Frank B. Holding                                  378(12)        72.00%              --
Common                         All directors and executive officers          443,913            50.29%           46.71%
                               as a group (26 persons)
Non-Voting Common (10)         All directors and executive officers           18,806            51.65%              --
                               as a group (26 persons)
$50 Par Preferred              All directors and executive officers            8,413            16.07%             .89%
                               as a group (26 persons)
$20 Par Preferred              All directors and executive officers            3,550            52.25%             .37%
                               as a group (26 persons)
No Par Preferred               All directors and executive officers            6,368            75.12%             .67%
                               as a group (26 persons)
Non-Voting Preferred (10)      All directors and executive officers              378            72.00%              --
                               as a group (26 persons)

---------
 * Except as otherwise noted, to the best knowledge of Bancorp's management, each named individual exercises sole voting and investment power with respect to all shares shown as beneficially owned.

 ** "Percentage of Class" reflects the percentage of the total number of outstanding shares of each class of stock that is represented by the number of shares listed. "Percentage of Eligible Votes" reflects the percentage of the total number of votes entitled to be cast by all shares of Bancorp's outstanding voting stock represented by the number of shares listed.

(1) Mr. Broadrick's beneficial ownership of Bancorp's common stock is described in the "PRINCIPAL HOLDERS OF VOTING SECURITIES" section above.

(2) Includes 50 shares held by Mr. Floyd's spouse, as to which shares he disclaims beneficial ownership.

(3) Includes an aggregate of 2,836 shares held by two entities which, for beneficial ownership purposes, may be deemed to be controlled by Mr. Hancock, and as to which shares he may be deemed to exercise shared voting and investment power.

(4) Includes 37,998 shares held by an entity which, for beneficial ownership purposes, may be deemed to be controlled by Mr. Haynes, and as to which shares he may be deemed to exercise shared voting and investment power (which shares also are shown as beneficially owned by Wycliffe E. Haynes and William E. Sellars).

(5) Includes 37,998 shares held by an entity which, for beneficial ownership purposes, may be deemed to be controlled by Mr. Haynes, and as to which shares he may be deemed to exercise shared voting and investment power (which shares also are shown as beneficially owned by Robert B. Haynes and William E. Sellars). Also includes 109 shares held by Mr. Haynes' spouse, as to which shares he disclaims beneficial ownership.

(6) Includes 25,522 shares held in trust for Ms. Holding's benefit but as to which she has no voting and investment power and, therefore, disclaims beneficial ownership; such shares also are shown as beneficially owned by George H. Broadrick.

(7) Mr. Holding's beneficial ownership of Bancorp's voting stock is described in the "PRINCIPAL HOLDERS OF VOTING SECURITIES" section above.

(8) Includes 8,076 shares held by an entity which, for beneficial ownership purposes, may be deemed to be controlled by Mr. Miller, and as to which shares he may be deemed to exercise shared voting and investment power (which shares also are shown as beneficially owned by Frank B. Holding).

(9) Includes 37,998 shares held by an entity which, for beneficial ownership purposes, may be deemed to be controlled by Mr. Sellers, and as to which shares he may be deemed to exercise shared voting and investment power (which shares also are shown as beneficially owned by Robert B. Haynes and Wycliff E. Haynes).

(10) Holders of Bancorp's $5 par non-voting common stock ("non-voting common stock") and $200 par Series E preferred stock ("non-voting preferred stock") have no right to vote except as required by law, unless dividends are in arrears on such stock, and then the holders may cast one vote per share in the election of directors.

(11) Shares shown as beneficially owned by Mr. Holding are held by a charitable foundation of which Mr. Holding is a director. If such shares were entitled to vote (see footnote 10 above), Mr. Holding would exercise shared voting power as to such shares.

(12) Mr. Holding disclaims beneficial ownership as to such shares, all of which are held by his adult daughters and their spouses.


            Section 16(a) Beneficial Ownership Reporting Compliance

     Bancorp's directors and executive officers are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding the amount of and changes in their beneficial ownership of Bancorp's common and preferred stock. Based on its review of copies of those reports, Bancorp's proxy materials are required to disclose failures to report shares beneficially owned or changes in such beneficial ownership, or to timely file required reports, during the previous fiscal year. It has come to Bancorp's attention that Director Frank B. Holding inadvertently did not file timely a report during March 1998 concerning a purchase by one of his adult children of 135 shares of common stock that may be considered to be beneficially owned by Mr. Holding. Upon discovery of the oversight, the required report was filed promptly with the SEC.


                  PROPOSAL 1: FIXING THE NUMBER OF DIRECTORS

     The Bylaws of Bancorp provide that the Board shall consist of not less than seven nor more than 34 directors, with the actual number of directors to be elected each year being fixed by Bancorp's shareholders. Currently, there are 16 directors, and management proposes that the number of directors to be elected at the Annual Meeting be fixed at 16.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES IN FAVOR OF FIXING AT 16 THE NUMBER OF DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING.


                       PROPOSAL 2: ELECTION OF DIRECTORS

     The persons named below have been nominated by the Board of Directors for election at the Annual Meeting as directors of Bancorp. Each of the 16 nominees currently serves as a director of Bancorp and has been nominated to be reelected for a term of one year or until his resignation, retirement, death, removal, or disqualification, or until his respective successor has been duly elected and qualified:



                                                   Year
                        Positions With             First        Principal Occupation and Business
Name, Address and Age   Bancorp and Bank           Elected(1)   Experience For Past Five or More Years
----------------------- -------------------------- ------------ ------------------------------------------------
Jim B. Apple            Director, President and       1993      President and Chief Executive Officer (formerly
Columbia, SC            Chief Executive Officer;                Chief Operating Officer) of Bancorp and Bank
  46                    Member of Executive                     (prior to that, Executive Vice President)
                        Committee

                                                         Year
                           Positions With                First        Principal Occupation and Business
Name, Address and Age      Bancorp and Bank              Elected(1)   Experience For Past Five or More Years
-------------------------- ----------------------------- ------------ ---------------------------------------------------
Richard W. Blackmon        Director; Member of              1970      Owner, Richard Blackmon Construction Co.
Lancaster, SC              Executive Committee                        (construction and land development)
  84

George H. Broadrick        Director; Chairman of Audit      1972      Director and retired President, First Citizens
Charlotte, NC              and Compensation                           BancShares, Inc. and First-Citizens Bank & Trust
  76                       Committees                                 Company, Raleigh, NC

Laurens W. Floyd           Director; Member of Audit        1988      Chairman (formerly President) and Chief
Dillon, SC                 Committee                                  Executive Officer, Dillon Provision Co., Inc.
  70                                                                  (wholesale meat distributors)

William E. Hancock III     Director                         1976      President, Hancock Buick/BMW Company
Columbia, SC                                                          (automobile dealer)
  53

Robert B. Haynes (2)       Director                         1972      Chairman of the Board, Vice President and
Columbia, SC                                                          Secretary, C. W. Haynes and Company, Inc.
  53                                                                  (mortgage banking and real estate)

Wycliffe E. Haynes (2)     Director                         1972      Vice President and Treasurer, C. W. Haynes and
Columbia, SC                                                          Company, Inc. (mortgage banking and real
  55                                                                  estate)

Lewis M. Henderson (3)     Director; Member of Audit        1996      Tax Partner, Tourville, Simpson & Henderson
Columbia, SC               Committee                                  (certified public accountants)
  45

Carmen P. Holding (4)      Director                         1992      Assistant, Susan B. Bozeman Designs, Inc.
Atlanta, GA                                                           (residential interior design); former office
  30                                                                  manager, Interweb, Inc. (web designer and
                                                                      provider); former showroom salesperson,
                                                                      Scalamandre, Inc. (decorative fabrics
                                                                      manufacturer/wholesaler); Director, First
                                                                      Citizens BancShares, Inc. and First-Citizens
                                                                      Bank & Trust Company, Raleigh, NC
Frank B. Holding (4)       Vice Chairman of the Board;      1970      Executive Vice Chairman of the Board, First
Smithfield, NC             Chairman of Executive                      Citizens BancShares, Inc. and First-Citizens
  70                       Committee                                  Bank & Trust Company, Raleigh, NC; Vice
                                                                      Chairman, Bancorp and Bank; Director,
                                                                      Southern BancShares (N.C.), Inc., Mount
                                                                      Olive, NC
Dan H. Jordan              Director                         1970      Retired farmer and businessman
Nichols, SC
  75

E. Hite Miller, Sr.        Chairman of the Board and        1980      Chairman of the Board (formerly also Chief
Spartanburg, SC            Member of Executive                        Executive Officer) of Bancorp and Bank
  73                       Committee

N. Welch Morrisette, Jr.   Director                         1970      Retired attorney
Columbia, SC
  77

E. Perry Palmer            Director                         1993      President and Owner, E. P. Palmer Corporation
Columbia, SC                                                          (funeral service)
  63

William E. Sellars         Director; Member of              1970      President, C. W. Haynes and Company, Inc.
Columbia, SC               Executive and                              (mortgage banking and real estate)
  74                       Compensation Committees

Henry F. Sherrill (5)      Director; Member of              1970      Attorney; Partner, Sherrill and Roof, LLP
Columbia, SC               Executive and                               (attorneys)
  76                       Compensation Committees;
                           General Counsel

---------
(1) The term "Year First Elected" refers to the year in which each director was originally elected to the Board of Bancorp and/or the Bank. Bancorp was formed in 1982 as the holding company of the Bank (which was chartered in 1970). Service prior to 1970 of several directors on the Boards of various merging banks or predecessors of the Bank is not shown above.
(2) Robert B.Haynes and Wycliffe E. Haynes are brothers.
(3) Lewis M. Henderson's accounting firm, Tourville, Simpson & Henderson, performed general, non-audit related accounting services for the Bank's Trust Department during 1998.
(4) Frank B. Holding is the uncle of Carmen P. Holding and the father-in-law of Peter M. Bristow, who is an executive officer of the Bank.
(5) Henry F. Sherrill served as general counsel to Bancorp and the Bank prior to and during 1998, which relationship is expected to continue through 1999. During 1998, Bancorp and the Bank paid $276,991 in legal fees to Mr. Sherrill's law firm, Sherrill and Roof, L.L.P. Prior to February 1995, Mr. Sherrill was a partner with the law firm of Sherrill & Rogers, P.C.


     Pursuant to the Bylaws and in accordance with South Carolina law, at any time during the interim between Annual Meetings the Board of Directors may increase the number of directorships within the range of seven to 34, as described in Proposal 1 above, and may elect additional directors to fill vacancies created by any such increase. Bancorp recently entered into an agreement to acquire Exchange Bank of South Carolina, Kingstree, South Carolina ("Exchange Bank"). That agreement provides that, following consummation of the acquisition, and pursuant to its authority described above, the Board of Directors will appoint two current directors of Exchange Bank (to be selected at a later date) as directors of Bancorp. Those directors will serve until the next Annual Meeting, at which time their continued service will be subject to their reelection by Bancorp's shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES IN FAVOR OF EACH OF THE 16 NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.


                                Directors' Fees

     During 1998, each director, except directors who are executive officers of Bancorp or the Bank and William E. Sellars, received $100 for attendance at each meeting of Bancorp's Board and $250 for attendance at each meeting of the Bank's Board, and $100 for attendance at each meeting of a committee held on a day other than the date of a Board meeting. Effective in 1999, such fees have been increased to $150 for attendance at each meeting of Bancorp's Board and $350 for attendance at each meeting of the Bank's Board, and $200 for attendance at each meeting of the Executive, Audit, or Trust Committees. Payment, if any, for attendance at meetings of any other committees is at the discretion of the Chief Executive Officer.


              Meetings and Committees of the Boards of Directors

     Bancorp's and the Bank's Boards of Directors held four meetings in 1998. All directors attended at least 75% of the aggregate number of meetings of the Boards of Directors and the committees on which they served.

     Each of Bancorp's directors also serves as a director of the Bank. Bancorp's and the Bank's Boards of Directors each has an Audit Committee which is made up of the same members, and the Bank's Board of Directors has several standing committees, including a Compensation Committee. Neither of the Boards of Directors has a standing nominating committee or any other committee performing an equivalent function.

     The Audit Committee consists of George H. Broadrick -- Chairman, Laurens
W. Floyd, and Lewis M. Henderson. The Bank's Audit Director reports directly to the Audit Committee which oversees the continuous audit program conducted by the Bank's internal audit staff. Subject to approval of the Board of Directors, the Audit Committee engages a qualified firm of independent certified public accountants to conduct an annual audit of Bancorp's consolidated financial statements. It receives written reports from such firm and reviews non-audit services proposed by management to be provided by the accounting firm. The Audit Committee held four meetings during 1998.

     The members of the Compensation Committee of the Bank are listed below. As further described below, the Compensation Committee makes recommendations to the Board of Directors regarding the salaries of Bancorp's and the Bank's executive officers and with respect to such other compensation matters as it deems appropriate. During 1998, the Compensation Committee held one meeting.

          Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of George H. Broadrick -- Chairman, William E. Sellars, and Henry F. Sherrill.

     Mr. Broadrick also serves as a Director and Chairman of the Executive Committee of First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB/NC"), and its holding company, First Citizens BancShares, Inc. ("BancShares"). He was President of both BancShares and FCB/NC prior to his retirement in 1987 and has served as a consultant to FCB/NC since his retirement, which relationship is expected to continue through 1999. FCB/NC provides various data processing services for the Bank, including items processing, deposits, loans, general ledger, and statement rendering services, pursuant to a contract between the parties. During 1998, the fees paid by the Bank to FCB/NC for such services were approximately $7,301,000.

     Mr. Sellars is an officer of C. W. Haynes and Company, Inc. ("C. W. Haynes"), which was reimbursed the amount of $4,500 per month by the Bank during 1998 for Mr. Sellars' management services to the Bank. It is expected that this reimbursement arrangement will continue in 1999 under substantially the same terms as applied during 1998, except that the reimbursement amount paid by the Bank has been increased to $5,000 per month.

     Mr. Sherrill, a partner in the law firm of Sherrill and Roof, L.L.P., also serves as General Counsel of Bancorp and the Bank. For further information on the nature of Bancorp's and the Bank's relationship with Sherrill and Roof, L.L.P., see footnote (5) to the table of Bancorp's directors under the caption "PROPOSAL 2: ELECTION OF DIRECTORS."


            Compensation Committee Report on Executive Compensation

     The Bank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. However, at the present time, annual salary is the only form of compensation paid to or for the benefit of executive officers (other than benefits under the Bank's 401(k) salary deferral plan and other customary employee benefit and welfare plans, including a defined benefit pension plan). The Compensation Committee (the "Committee") administers the Bank's compensation program and has responsibility for matters involving the compensation of executive officers.

     For 1998, the Committee established a recommended salary for each executive officer (including the chief executive officer) based on an evaluation of that officer's individual level of responsibility and performance. The Committee's recommendations were reported to and subject to the approval of the Board of Directors which made all final decisions regarding the salaries of executive officers. The performance of individual executive officers and the Bank's financial performance generally were considered by the Committee and the Board of Directors in connection with the setting of salaries for 1998. However, except as further described below with respect to E. Hite Miller, Sr., the setting of salaries largely is subjective and there are no specific formulae, objective criteria or other such mechanisms by which adjustments to each executive officer's salary are tied empirically to his individual performance or to the Bank's financial performance.

     Mr. Miller, who serves as Chairman of the Board, also served as Chief Executive Officer until April 22, 1998, when Jim B. Apple, who serves as President, was appointed to such position. Mr. Miller is employed by the Bank pursuant to a 3-year employment agreement dated April 21, 1998, which provided that his salary for 1998 would be the salary approved by the Compensation Committee, to be increased annually thereafter by a percentage not less than the average percentage of increases granted to other officers of the Bank whose salaries are required to be approved by the Compensation Committee.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of Bancorp's executive officers receive annual compensation approaching that amount, Bancorp's Board of Directors has not adopted a policy with respect to Section 162(m).
                                               Compensation Committee:



                                               George H. Broadrick, Chairman
                                               William E. Sellars
                                               Henry F. Sherrill

                              Executive Officers

     The following persons have been designated as "executive officers" of Bancorp or the Bank by the appropriate Board of Directors. Except as noted, each executive officer has served for the past five years in the capacities indicated below:



Name                          Age    Position
--------------------------   -----   ----------------------------------------------------------------------------
E. Hite Miller, Sr.           73     Chairman of the Board of Bancorp and Bank (also served as Chief Executive
                                     Officer until April 1998)
Frank B. Holding              70     Vice Chairman of Bancorp and Bank
Jim B. Apple                  46     President of Bancorp and Bank since April 1994; Chief Executive Officer of
                                     Bancorp and Bank since April 1998 (formerly Chief Operating Officer)
Jay C. Case                   57     Executive Vice President of Bancorp since April 1998; Treasurer and Chief
                                     Financial Officer of Bancorp and Bank; Executive Vice President of Bank
                                     since October 1995 (formerly Senior Vice President); Controller of Bank;
                                     President, Wateree Life Insurance Company and Wateree Agency, Inc.
E. W. Wells                   56     Secretary of Bancorp and Bank; Senior Vice President of Bank
Charles S. McLaurin III       60     Executive Vice President/Retail Banking Executive of Bank since July 1995;
                                     formerly Senior Vice President and Regional Supervisor
David G. Barnett              39     Senior Vice President of Bank since September 1996; Retail Division
                                     Executive since November 1998 (formerly Group Executive); previously
                                     Senior Vice President, NationsBank
Peter M. Bristow              32     Senior Vice President of Bank since October 1997; Retail Division Executive since November 1998; formerly Vice President from October 1995 to October
                                     1997; previously Branch Officer
William K. Brumbach, Jr.      56     Senior Vice President and Trust Director of Bank
Charles D. Cook               55     Senior Vice President and Commercial Lending Director of Bank
Edgar L. Prosser              45     Senior Vice President and Consumer Lending Director of Bank since April
                                     1995; formerly Vice President and Consumer Loan Manager
Janis B. Summers              48     Senior Vice President and Mortgage Lending Director of Bank since April
                                     1994; formerly President, First Citizens Mortgage Corporation of SC
Mike E. Toole                 45     Audit Director of Bank

                            Executive Compensation

     The following table shows, for 1998, 1997, and 1996, the cash and certain other compensation paid to or received or deferred by each of the five most highly compensated executive officers of Bancorp and the Bank in all capacities in which they served.


                          SUMMARY COMPENSATION TABLE



                                             Annual Compensation
                                   ---------------------------------------
                                                                 Other          All
                                                                Annual         Other
Name and                                    Salary   Bonus   Compensation   Compensation
Principal Position                  Year    ($)(1)    ($)         ($)          ($)(2)
---------------------------------- ------ --------- ------- -------------- -------------
  E. Hite Miller, Sr.              1998   243,750    -0-         -0-         80,146(4)
  Chairman of the Board (3)        1997   218,750    -0-         -0-         79,759(4)
                                   1996   192,625    -0-         -0-         79,346(4)

  Jim B. Apple                     1998   218,752    -0-         -0-          7,550
  President and Chief              1997   193,750    -0-         -0-          7,154
  Executive Officer                1996   168,375    -0-         -0-          6,750

  Jay C. Case                      1998   167,397    -0-         -0-          7,200
  Executive Vice President and     1997   156,600    -0-         -0-          7,101
  Chief Financial Officer          1996   146,313    -0-         -0-          6,642

  Charles S. McLaurin III          1998   156,686    -0-         -0-          7,060
  Executive Vice President         1997   143,606    -0-         -0-          6,561
                                   1996   127,875    -0-         -0-          5,848

  Charles D. Cook                  1998   107,067    -0-         -0-          4,856
  Senior Vice President and        1997   101,957    -0-         -0-          4,626
  Director of Commercial Lending   1996    97,304    -0-         -0-          4,413

---------
(1) Includes amounts deferred at the election of each named executive officer pursuant to the Bank's Section 401(k) salary deferral plan.

(2) Consists entirely of the Bank's contributions on behalf of each named executive officer to the Bank's Section 401(k) salary deferral plan, except for the amounts shown for Mr. Miller, as explained in footnote (4) below.

(3) Mr. Miller is employed by the Bank pursuant to a 3-year employment agreement dated April 21, 1998, which provides that his salary will be increased annually by a percentage not less than the average percentage of increases granted to other officers of the Bank whose salaries must be approved by the Compensation Committee.

(4) Amounts shown for Mr. Miller for 1998, 1997, and 1996 are comprised of $72,596 in benefits he received from the Bank's pension plan for each such year, and $7,550, $7,163, and $6,750, respectively, as the Bank's contribution on behalf of Mr. Miller to the Bank's Section 401(k) salary deferral plan. Although Mr. Miller remains actively employed as the Bank's Chairman, mandatory pension plan distributions pursuant to federal law began after he reached age 70 1/2 during November 1995.

                Pension Plan and Other Post-Retirement Benefits

     The following table shows the estimated benefits payable to a participant at normal retirement age under the Bank's qualified defined benefit pension plan (the "Pension Plan") based on various numbers of years of service and levels of compensation.



                                            Years of Service
    Final       ---------------------------------------------------------------------------------
   Average
 Compensation    15 Years      20 Years      25 Years      30 Years      35 Years      40 Years
 ------------   -----------   -----------   -----------   -----------   -----------   -----------
$     50,000    $ 10,652      $ 14,202      $ 17,753      $ 21,303      $ 24,854      $ 27,854
      75,000      17,589        23,452        29,305        35,178        41,041        45,541
     100,000      24,527        32,702        40,878        49,053        57,229        63,229
     125,000      31,464        41,952        52,440        62,928        73,416        80,916
     150,000      38,402        51,202        64,003        76,803        89,604        99,604
     175,000      45,339        60,452        75,565        90,678       105,791       116,291
     200,000      52,277        69,702        87,128       104,553       121,979       130,000
     225,000      59,214        78,952        98,690       118,428       130,000       130,000
     250,000      66,152        88,202       110,253       130,000       130,000       130,000
     275,000      73,089        97,452       121,815       130,000       130,000       130,000
     300,000      80,027       106,702       130,000       130,000       130,000       130,000

     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. To determine benefits under the Pension Plan, a participant's compensation includes base salary (including amounts deferred pursuant to the Bank's Section 401(k) salary deferral plan), and the participant's benefits are based on "final average compensation" which is the participant's highest average annual compensation for any five consecutive years during the last ten complete calendar years as a Plan participant. However, under current tax laws, $160,000 is the maximum amount of compensation for 1998 that can be included for purposes of calculating a participant's "final average compensation." The estimated benefits in the table above reflect the maximum $130,000 annual benefit permitted by tax laws for a participant retiring in 1999.

     The maximum number of years of service credit for which benefits may accrue under the Pension Plan is 40 years. The credited years of service and "final average compensation," respectively, as of January 1, 1999, for each of the named executive officers, except Mr. Miller, are as follows: Mr. Apple -- 6 years and $169,750; Mr. Case -- 24.5 years and $147,035; Mr. McLaurin -- 34 years and $131,073; and Mr. Cook -- 23 years and $98,376 (see footnote (4) to the Summary Compensation Table regarding payment to Mr. Miller of retirement benefits under the Pension Plan).

     In addition to benefits under the Pension Plan, each of certain senior officers of Bancorp and the Bank is party to a separate agreement with the Bank under which the Bank has agreed to pay a specified monthly amount to the officer for a period of ten years following retirement at age 65 (or at such other age as is agreed upon between the Bank and the officer). In return for such payments, each officer has agreed to provide certain limited consultation services to, and will not "compete" (as defined in the agreement) against, the Bank during the period following retirement. If the officer dies during the period payments are being made under the agreement, the remaining balance of payments due under the agreement will be paid to the officer's designated beneficiary or estate. The amounts of monthly payments provided for in the agreements currently in effect between the Bank and each of the named executive officers are as follows: Mr. Miller -- $5,208; Mr. Apple -- $5,208; Mr. Case -- $3,899; Mr. McLaurin -- $3,094; and Mr. Cook -- $2,483.

                               Performance Graph

     The following graph compares the cumulative total shareholder return on Bancorp's common stock ("CTSR") during the previous five fiscal years, with the CTSR over the same measurement period in the Nasdaq-U.S. index and the Nasdaq Banks index. The graph assumes $100 invested on January 1, 1993, and that dividends are reinvested in additional shares. However, since Bancorp has not paid dividends on its common stock during the previous five years, there is no dividend reinvestment to take into consideration as part of Bancorp's cumulative total shareholder return.


       Comparison of Five-Year Cumulative Total Shareholder Return among
            First Citizens Bancorporation of South Carolina, Inc.,
                       Nasdaq Banks and Nasdaq-US Indices



                        [PERFORMANCE GRAPH APPEARS HERE]

                      Year  Bancorp Nasdaq Banks Nasdaq-US
                      ----  ------- ------------ ---------
                      1993   $100      $100        $100
                      1994    117       100          98
                      1995    138       148         138
                      1996    195       196         107
                      1997    281       328         209
                      1998    293       325         293




                        Transactions with Management

     Certain directors and executive officers of Bancorp and the Bank and their associates were customers of and had transactions with the Bank in the ordinary course of the Bank's business during 1998. All extensions of credit included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and, in the opinion of the Bank, did not involve more than a normal risk of collectibility or present other unfavorable features.

     Certain specific relationships or transactions are described above under the caption "Compensation Committee Interlocks and Insider Participation" and in footnotes (3) and (5) to the table listing directors under the caption "PROPOSAL 2: ELECTION OF DIRECTORS."

     During 1998, the Bank reimbursed First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB/NC"), $7,921 per month from January though March and $8,159 per month from April through December for the management services of Frank B. Holding (who does not receive any compensation directly from Bancorp or the Bank). Mr. Holding is Vice Chairman of the Board of Bancorp and the Bank and also serves as Executive Vice Chairman of the Board of FCB/NC and its holding company, First Citizens BancShares, Inc. It is expected that such reimbursement arrangement will continue in 1999 under substantially the same terms as applied during 1998; however, effective April 1, 1999, the amount of the Bank's reimbursement to FCB/NC will increase to $8,342 per month.


                            INDEPENDENT ACCOUNTANTS

     The certified public accounting firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee to serve as Bancorp's independent public accountants for 1999.

     One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have the opportunity to make a statement if they so desire.


                       AVAILABILITY OF OTHER INFORMATION

     Bancorp annually files with the Securities and Exchange Commission an Annual Report on Form 10-K. UPON WRITTEN REQUEST, BANCORP WILL PROVIDE A COPY OF ITS 1998 FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES, WITHOUT CHARGE TO ANY SHAREHOLDER ELIGIBLE TO VOTE AT THE ANNUAL MEETING. SUCH REQUESTS SHOULD BE DIRECTED TO E. W. WELLS, SECRETARY, FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC., POST OFFICE BOX 29, COLUMBIA, SOUTH CAROLINA 29202.


                             SHAREHOLDER PROPOSALS

     Any proposal of a shareholder which is intended to be presented for action at the 2000 Annual Meeting must be received by Bancorp at its main office in Columbia, South Carolina, no later than November 24, 1999, to be considered timely received for inclusion in the proxy statement and form of proxy issued in connection with that meeting. In order for such a proposal to be included in Bancorp's proxy statement and form of proxy, the person submitting it must own, beneficially or of record, at least 1% or $1,000 in market value of shares of Bancorp's stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. It is anticipated that the 2000 Annual Meeting will be held during April 2000.


                                 OTHER MATTERS

     Management knows of no other matters to be presented at the Annual Meeting. Should other matters properly come before the meeting, or any adjournments thereof, proxyholders named in the enclosed proxy will be authorized to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority included in the proxy.

     YOU ARE URGED TO SIGN AND RETURN YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.


                                               By Order of the Board of
                                               Directors


                                               /s/ E. W. WELLS




                                               E. W. Wells, Secretary

     March 22, 1999

             FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.
      1230 Main Street, Post Office Box 29, Columbia, South Carolina 29202

                     PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints E. HITE MILLER, SR., JIM B. APPLE and E. W. WELLS, or any of them, attorneys and proxies, with power of substitution, to vote all outstanding stock of First Citizens Bancorporation of South Carolina, Inc. ("Bancorp") held of record by the undersigned on March 12, 1999, at the Annual Meeting of Shareholders of Bancorp to be held in the Board Room on the third floor of the First Citizens Banking Center of First-Citizens Bank and Trust Company of South Carolina, at 1314 Park Street, Columbia, South Carolina at 2:30 p.m. on April 28, 1999, or at any adjournments thereof.

The undersigned hereby directs that shares represented by this proxy be voted as follows:

1. FIXING THE NUMBER OF DIRECTORS: Proposal to set the number of directors to be elected at 16.
            [ ] FOR  [ ] AGAINST   [ ] ABSTAIN

2. ELECTION OF DIRECTORS: [ ] FOR all nominees      [ ] WITHHOLD AUTHORITY
                              listed below              to vote for all
                              (except as indicated      nominees listed below.
                              otherwise)

  Nominees: J. B. Apple; R. W. Blackmon; G. H. Broadrick; L. W. Floyd;
            W. E. Hancock III; R. B. Haynes; W. E. Haynes; L. M. Henderson;
            C. P. Holding; F. B. Holding; D. H. Jordan; E. H. Miller, Sr.;
            N. W. Morrisette, Jr.; E. P. Palmer; W. E. Sellars;
            and H. F. Sherrill

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided.)

      ------------------------------------------------------------

3. OTHER BUSINESS: The persons named herein as attorneys and proxies are authorized to vote the shares represented by this proxy according to their best judgment on such other matters as may properly come before the meeting.


                  (Continued and to be signed on reverse side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXYHOLDERS WILL VOTE THIS PROXY "FOR" PROPOSAL 1 AND "FOR" THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 2 ABOVE BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 2 HAVE BECOME UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXYHOLDERS HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. IF CUMULATIVE VOTING IS FOLLOWED IN THE ELECTION OF DIRECTORS, THE PROXYHOLDERS MAY, IN THEIR DISCRETION, VOTE THE SHARES TO WHICH SUCH PROXY RELATES ON A BASIS OTHER THAN EQUALLY FOR EACH OF THE NOMINEES NAMED ABOVE AND FOR LESS THAN ALL SUCH NOMINEES, BUT IN SUCH EVENT, THE PROXYHOLDERS WILL CAST SUCH VOTES IN A MANNER WHICH WOULD TEND TO ELECT THE GREATEST NUMBER OF SUCH NOMINEES (OR ANY SUBSTITUTES THEREFOR) AS THE NUMBER OF VOTES CAST BY THEM WOULD PERMIT.


                                  _______________________________________(Seal)
                                                  (Signature)


                                  _______________________________________(Seal)
                                          (Signature if held jointly)


                                  Please date and sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                  Dated _________________________________, 1999




     Please mark, sign, date and promptly return this proxy card using the enclosed envelope